Exhibit 10.10

CONSENT AND AMENDMENT AGREEMENT

This CONSENT AND AMENDMENT AGREEMENT (this “Agreement”), dated as of [                  ], 2019, is by and among Movano Inc. (f/k/a Maestro Sensors Inc.), a Delaware corporation (the “Company”), and the other Persons party hereto. Capitalized terms used, but not defined, herein shall have the same meaning ascribed to such terms in the Series A Purchase Agreement (as defined below).

RECITALS

A. On March 14, 2018, the Company entered into a Securities Purchase Agreement (the “Series A Purchase Agreement”) and, in connection therewith, the Company issued an aggregate of 2,692,253 shares of Series A Preferred Stock (the “Series A Preferred”) and entered into a Registration Rights Agreement with the holders of the Series A Preferred (the “Existing Holders”).

B. On or about the date hereof, the Company proposes to enter into a securities purchase agreement (the “Series B Purchase Agreement”) on terms substantially similar to the Series A Purchase Agreement and, in connection therewith, issue up to an aggregate of 5,238,095 shares of Series B Preferred Stock (the “Series B Preferred Stock”). In addition, the Company proposes to amend and restate the Registration Rights Agreement and the Company’s Certificate of Incorporation (the “Charter”).

C. This Agreement, including the amended and restated Registration Rights Agreement and the filing of the amended and restated Charter, is a condition precedent to the issuance of the Series B Preferred Stock and the consummation of the transactions contemplated thereby (the “Series B Offering”).

D. The undersigned constitute at least a majority of the Series A Preferred Stock currently outstanding and, as such, have the authority to act on behalf of the Existing Holders pursuant to the Series A Purchase Agreement, the Charter and the Registration Rights Agreement.

E. The Existing Holders wish to (i) consent to the issuance of the Series B Preferred Stock, (ii) amend and restate the Registration Rights Agreement, (iii) consent to the amended and restated Charter and (iv) make certain amendments to and waive certain provisions of the Series A Securities Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Consent to Issuance of Series B Preferred Stock.

(a) The Existing Holders hereby consent to the issuance of the Series B Preferred Stock and waive any breach or default such issuance may cause under the Securities Purchase Agreement, including, but not limited to, under Section 4(j) of the Series A Purchase Agreement and Article FOURTH, Part B, Section 17(a) of the Charter.

(b) The Existing Holders hereby consent to the filing of the Amended and Restated Charter substantially in the form attached hereto as Exhibit A, including the designation of the Series B Preferred Stock.

(c) The Existing Holders hereby waive the provisions of Article FOURTH, Part B, Section 8(b) of the Charter in connection with respect to the approval of the Series B Offering.

2. Amendments to the Series A Purchase Agreement.

(a) IPO Commitment. The date “March 31, 2019” as set forth in Section 4(v) of the Series A Purchase Agreement shall be removed and replaced with the date “December 31, 2019” and the date “March 31, 2020” as set forth in Section 4(v) of the Series A Purchase Agreement shall be removed and replaced with the date “December 31, 2020”.

(b) Board of Directors; Size. Each reference to the “Initial Closing Date” in sentences three, four and five of Section 4(p) of the Series A Purchase Agreement shall be replaced with the Initial Closing Date as defined in the Series B Purchase Agreement.

3. Charter.

(a) The Existing Holders hereby acknowledge and agree that the amended and restated Charter provides, among other things, for a fixed conversion price for the Series A Preferred Stock equal to $1.40 per share.

4. Registration Rights Agreement.

(a) The Existing Holders hereby acknowledge and agree that the term “Registrable Securities” as used in the Registration Rights Agreement shall for all purposes include the shares of common stock issued upon conversion of the Series B Preferred Stock.

(b) The Existing Holders hereby acknowledge and agree that for purposes of exercising and implementing the Piggyback Registration Rights granted under Section 1 of the Registration Rights Agreement, the terms “Holder” and “Holders” shall also include the holders of the Series B Preferred Stock and their assignees or successors in interest.

(c) The Existing Holders hereby acknowledge and agree that for purposes of exercising and implementing the Demand Registration Rights granted under Section 2 of the Registration Rights Agreement, the terms “Holder” and “Holders” shall also include the holders of the Series B Preferred Stock and their assignees or successors in interest.

(d) The Existing Holders hereby agree to the form of amended and restated Registration Rights Agreement, in the form presented to them, for purposes of carrying out the terms of(a) through (c) above and otherwise making the holders of the Series B Preferred Stock parties to the Registration Rights Agreement, as amended and restated, and that the execution and delivery of this Agreement by each Existing Holder shall constitute their execution and delivery of the amended and restated Registration Rights Agreement without their need to separately sign the amended and restated Registration Rights Agreement.

5. Miscellaneous.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Severability. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof, and any such illegal or unenforceable provisions shall be performed by mutual consent of the parties to reflect the intended purpose of such provision.

(c) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Movano Inc.

3613 Pontina Court

Pleansanton, CA 95466

Facsimile: 312-521-2898

Attention: Michael Leabman

with a copy (for informational purposes only) to:

Much Shelist, P.C.

191 N. Wacker Drive, Suite 1800

Chicago, IL 60606

Facsimile: (312) 521-2898

Attention: Greg Grove

If to an Existing Holder, to its address, facsimile number or e-mail address set forth on such Existing Holder’s signature page to the Series A Purchase Agreement,

and with a copy (for informational purposes only) to:

Greenberg Traurig, LLP

3161 Michelson Drive, Suite 1000

Irvine, CA 92612

Facsimile: (949) 732-6501

Attention: Daniel K. Donahue, Esq.

or to such other address, facsimile number or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

(d) Binding Effect. This Agreement shall be binding upon and shall insure to the benefit of the parties hereto, their respective successors, assigns, legal representative, estates, executors, administrators and heirs.

(e) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

MOVANO INC,
a Delaware corporation

By:
Michael Leabman,
Chief Executive Officer

[Signature Page to Consent and Amendment Agreement]

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